As filed with the Securities and Exchange Commission on January 5, 2026

Investment Company Act File No. 811-22763

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-2

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 ☒

AMENDMENT NO. 27 ☒

CPG CARLYLE COMMITMENTS FUND, LLC

(Exact Name of Registrant as Specified in its Charter)

660 Fifth Avenue

New York, New York 10103

(Address of Principal Executive Offices)

Registrant's Telephone Number, including Area Code: (212) 317-9222

Alex Lee

c/o Macquarie Wealth Advisers, LLC

660 Fifth Avenue

New York, New York 10103

(Name and Address of Agent for Service)

Copy to:

Stuart H. Coleman, Esq.

Stradley Ronon Stevens & Young, LLP

100 Park Avenue, Suite 2000

New York, NY 10017

212-812-4125

Check each box that appropriately characterizes the Registrant:

☒ Registered Closed-End Fund (closed-end company that is registered under the Investment Company Act of 1940 ("Investment Company Act")).

☐ Business Development Company (closed-end company that intends or has elected to be regulated as a business development company under the Investment Company Act).

☐ Interval Fund (Registered Closed-End Fund or a Business Development Company that makes periodic repurchase offers under Rule 23c-3 under the Investment Company Act).

☐ A.2 Qualified (qualified to register securities pursuant to General Instruction A.2 of this Form).

☐ Well-Known Seasoned Issuer (as defined by Rule 405 under the Securities Act of 1933 (the "Securities Act")).

☐ Emerging Growth Company (as defined by Rule 12b-2 under the Securities Exchange Act of 1934.

☐ If an Emerging Growth Company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.

☐ New Registrant (registered or regulated under the Investment Company Act for less than 12 calendar months preceding this filing).

This Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act. However, interests in the Registrant are not being registered under the Securities Act, since such interests will be issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(a)(2) of the Securities Act. Investment in the Registrant may be made only by individuals or entities which are "accredited investors" within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interest in the Registrant.

Investment Company Act File No. 811-22763

CPG CARLYLE COMMITMENTS FUND, LLC

January 2026

Supplement to the Confidential Memorandum Dated April 1, 2024, as amended or supplemented (the "Memorandum")

A REGISTRATION STATEMENT TO WHICH THE MEMORANDUM RELATES HAS BEEN FILED BY CPG CARLYLE COMMITMENTS FUND, LLC (THE "FUND") PURSUANT TO SECTION 8(B) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED. HOWEVER, CLASS A AND CLASS I UNITS OF BENEFICIAL INTEREST (THE "UNITS") OF THE FUND ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), SINCE SUCH UNITS ARE ISSUED SOLELY IN PRIVATE PLACEMENT TRANSACTIONS WHICH DO NOT INVOLVE ANY "PUBLIC OFFERING" WITHIN THE MEANING OF SECTION 4(A)(2) OF THE 1933 ACT. INVESTMENTS IN THE FUND MAY BE MADE ONLY BY INDIVIDUALS OR ENTITIES THAT ARE "ACCREDITED INVESTORS" WITHIN THE MEANING OF REGULATION D UNDER THE 1933 ACT. THE MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY UNITS. UNITS OF THE FUND ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK OR OTHER INSURED FINANCIAL INSTITUTION, AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. THE FUND IS AN ILLIQUID INVESTMENT. INVESTORS HAVE NO RIGHT TO REQUIRE THE FUND TO REDEEM THEIR UNITS.

THE CARLYLE GROUP INC. (AND ITS AFFILIATES) (COLLECTIVELY, "CARLYLE") IS NOT AN ADVISER OR AFFILIATE OF THE FUND OR CPG CARLYLE COMMITMENTS MASTER FUND, LLC (THE "MASTER FUND"). FURTHERMORE, NEITHER THE FUND NOR THE MASTER FUND IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY CARLYLE. CARLYLE MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF UNITS OF THE FUND, THE OWNERS OF INTERESTS IN THE MASTER FUND OR ANY OTHER PERSON REGARDING THE ADVISABILITY OF INVESTING IN THE FUND OR THE MASTER FUND. CERTAIN INFORMATION IN THE MEMORANDUM RELATING TO CARLYLE AND THE UNDERLYING CARLYLE FUNDS HAS BEEN DERIVED BY THE FUND FROM MATERIALS FURNISHED BY CARLYLE. CARLYLE MAKES NO REPRESENTATION REGARDING, AND EXPRESSLY DISCLAIMS ANY LIABILITY OR RESPONSIBILITY TO ANY RECIPIENT OF THE MEMORANDUM FOR, SUCH INFORMATION OR ANY OTHER INFORMATION SET FORTH THEREIN OR HEREIN. THERE CAN BE NO ASSURANCE OF THE FUTURE PERFORMANCE OF CARLYLE, THE UNDERLYING CARLYLE FUNDS OR THE FUND. PURCHASERS OF UNITS OF THE FUND WILL NOT BE LIMITED PARTNERS IN THE UNDERLYING CARLYLE FUNDS, WILL HAVE NO DIRECT INTEREST IN THE UNDERLYING CARLYLE FUNDS, WILL HAVE NO DIRECT VOTING RIGHTS IN THE UNDERLYING CARLYLE FUNDS, AND WILL NOT BE PARTIES TO ANY LIMITED PARTNERSHIP AGREEMENTS OF THE UNDERLYING CARLYLE FUNDS AND, ACCORDINGLY, WILL NOT HAVE ANY RIGHTS THEREUNDER AND MAY NOT BRING AN ACTION FOR ANY BREACH THEREOF AGAINST THE UNDERLYING CARLYLE FUNDS OR THE GENERAL PARTNERS OR MANAGER OF THE UNDERLYING CARLYLE FUNDS OR ANY OF THEIR AFFILIATES FOR ANY BREACH THEREOF. FURTHER, CARLYLE HAS NO OBLIGATION TO TAKE THE NEEDS OF THE OWNERS OF UNITS OF THE FUND, OR THE OWNERS OF INTERESTS IN THE MASTER FUND, INTO CONSIDERATION WHEN MANAGING THE UNDERLYING CARLYLE FUNDS.

BY ACQUIRING UNITS OF THE FUND, AN INVESTOR ACKNOWLEDGES AND AGREES THAT: (I) ANY INFORMATION PROVIDED BY THE FUND, MACQUARIE WEALTH ADVISERS, LLC, (FORMERLY, CENTRAL PARK ADVISERS, LLC), THE FUND'S INVESTMENT ADVISER (THE "ADVISER"), OR ANY AFFILIATES THEREOF (INCLUDING INFORMATION SET FORTH IN THE MEMORANDUM) IS NOT A RECOMMENDATION TO INVEST IN THE FUND AND THAT NONE OF THE FUND, THE ADVISER OR ANY AFFILIATES THEREOF IS UNDERTAKING TO PROVIDE ANY INVESTMENT ADVICE TO THE INVESTOR (IMPARTIAL OR OTHERWISE), OR TO GIVE ADVICE TO THE INVESTOR IN A FIDUCIARY CAPACITY IN CONNECTION WITH AN INVESTMENT IN THE FUND AND, ACCORDINGLY, NO PART OF ANY COMPENSATION RECEIVED BY THE ADVISER IS FOR THE PROVISION OF INVESTMENT ADVICE TO THE INVESTOR; AND (II) THE ADVISER HAS A FINANCIAL INTEREST IN THE INVESTOR'S INVESTMENT IN THE FUND ON ACCOUNT OF THE FEES IT EXPECTS TO RECEIVE FROM THE FUND AS DISCLOSED IN THE MEMORANDUM, THE FUND'S LIMITED LIABILITY COMPANY AGREEMENT, AS AMENDED FROM TIME TO TIME, AND ANY OTHER FUND GOVERNING DOCUMENTS.

CPG Carlyle Commitments Fund, LLC—Supplement

January 2026

The information set forth below supplements and supersedes any contrary information contained in the Confidential Memorandum dated April 1, 2024, as amended or supplemented from time to time (the "Memorandum") of CPG Carlyle Commitments Fund, LLC (the "Fund"). Prospective Investors are urged to read carefully the Fund's Memorandum and Limited Liability Company Agreement, as amended and restated from time to time. Capitalized terms not otherwise defined herein shall have the same meaning as provided in the Memorandum.

* * *

This Supplement advises Investors of (i) the retirement of Seth L. Pearlstein as Chief Compliance Officer of the Fund and Macquarie Wealth Advisers, LLC (the "Adviser"); (ii) the appointment of William J. Fink as Chief Compliance Officer of the Fund and the Adviser; (iii) the retirement of Joan Shapiro Green from the Fund's Board of Directors; (iv) the appointment of Sharon J. Weinberg as Chair of the Fund's Board of Directors; and (v) the appointment of Mark Goldstein as Chair of the Fund's Contracts Review Committee as described below.

Effective December 17, 2025, all references to Mr. Pearlstein in his role as the Chief Compliance Officer of the Fund and the Adviser are deleted from the Memorandum and replaced with references to Mr. Fink as the Chief Compliance Officer of the Fund and the Adviser.

Effective December 17, 2025, the following is hereby added to the table set forth under the section of the Memorandum entitled "Management of the Fund—Information About the Directors and Executive Officers":

Name, Age, Address and Position(s) with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships/Trusteeships Held by Director Outside Fund Complex
OFFICER(S) WHO ARE NOT DIRECTORS
William J. Fink (57) Macquarie Asset Management 660 Fifth Avenue New York New York 10103 Chief Compliance Officer	Term—Indefinite Length—Since December 2025	Chief Compliance Officer of Macquarie Wealth Advisers, LLC (since December 2025); Chief Compliance Officer of Macquarie Asset Management Credit Advisers US, Macquarie Asset Management (since 2014)	N/A	N/A

Effective January 1, 2026, all references to Ms. Green in her role as Chair and member of the Fund’s Board of Directors and member of the Fund's Audit Committee, Nominating Committee and Contracts Review Committee are hereby deleted. Additionally, effective January 1, 2026, the Memorandum is hereby revised to reflect that Ms. Weinberg is the Chair of the Fund's Board of Directors and Mr. Goldstein is the Chair of the Contracts Review Committee.

* * *

Other than Macquarie Bank Limited ABN 46 008 583 542 ("Macquarie Bank"), any Macquarie Group entity noted in this document is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia). The obligations of these other Macquarie Group entities do not represent deposits or other liabilities of Macquarie Bank. Macquarie Bank does not guarantee or otherwise provide assurance in respect of the obligations of these other Macquarie Group entities. In addition, if this document relates to an investment, (a) the investor is subject to investment risk including possible delays in repayment and loss of income and principal invested and (b) none of Macquarie Bank or any other Macquarie Group entity guarantees any particular rate of return on or the performance of the investment, nor do they guarantee repayment of capital in respect of the investment.

PART C. OTHER INFORMATION

Item 25. Financial Statements and Exhibits.

1.	Financial Statements:

The audited financial statements of each of the Registrant and CPG Carlyle Commitments Master Fund, LLC for the fiscal year ended March 31, 2025, including the reports of the Registrant’s and CPG Carlyle Commitments Master Fund, LLC’s independent registered public accounting firm, and the unaudited financial statements of each of the Registrant and CPG Carlyle Commitments Master Fund, LLC for the semi-annual period ended September 30, 2025, are incorporated by reference to the Registrant’s Annual Report and Semi-Annual Report, respectively.

2.	Exhibits:

(a)(1)	Certificate of Formation is incorporated by reference to Exhibit (a)(1) of the Registration Statement on Form N-2 (Reg. No. 811-22763), filed on October 30, 2012 (the “Registration Statement”).

(a)(2)	Certificate of Amendment is incorporated by reference to Exhibit (a)(2) of Amendment No. 6 to the Registration Statement, filed on March 22, 2017 (“Amendment No. 6”).

(a)(3)	Certificate of Amendment is incorporated by reference to Exhibit (a)(3) of Amendment No. 6.

(a)(4)	Form of Second Amended and Restated Limited Liability Company Agreement, dated March 16, 2017 is incorporated by reference to Exhibit (a)(4) of Amendment No. 6.

(b)	Not Applicable

(c)	Not Applicable

(d)(1)	Rule 18f-3 Plan is incorporated by reference to Exhibit (d)(1) of Amendment No. 3 to the Registration Statement, filed on November 25, 2015.

(d)(2)	See Item 25(2)(a)(4)

(e)	Not Applicable

(f)	Not Applicable

(g)	Investment Advisory Agreement is incorporated by reference to Exhibit (g) of Amendment No. 18 to the Registration Statement, filed on January 30, 2024 (“Amendment No. 18”).

(h)(1)	Form of Placement Agency Agreement is incorporated by reference to Exhibit (h)(1) of Amendment No. 24 to the Registration Statement, filed on September 19, 2025 (“Amendment No. 24”).

(h)(2)	Form of Servicing and Sub-Placement Agency Agreement is incorporated by reference to Exhibit (h)(2) of Amendment No. 24.

(h)(3)	Form of Distribution Plan is incorporated by reference to Exhibit (h)(3) of Amendment No. 24.

(i)	Not Applicable

(j)(1)	Amended and Restated Custody Agreement is incorporated by reference to Exhibit (j)(1) of Amendment No. 18.

(j)(2)	Amendment to the Amended and Restated Custody Agreement is incorporated by reference to Exhibit (j)(2) of Amendment No. 18.

(k)(1)	Services Agreement is incorporated by reference to Exhibit (k)(1) of Amendment No. 9 to the Registration Statement, filed on July 19, 2019.
(k)(2)	Escrow Agreement with respect to Class A Units of Beneficial Interest is incorporated by reference to Exhibit (k)(2) of Amendment No. 18.
(k)(3)	Escrow Agreement with respect to Class I Units of Beneficial Interest is incorporated by reference to Exhibit (k)(3) of Amendment No. 18.
(k)(4)	Amendment One to Services Agreement is incorporated by reference to Exhibit (k)(4) of Amendment No. 18.
(k)(5)	Amendment Two to Services Agreement is incorporated by reference to Exhibit (k)(5) of Amendment No. 18.
(k)(6)	Amendment Three to Services Agreement is incorporated by reference to Exhibit (k)(6) of Amendment No. 18.
(k)(7)	Amendment Four to Services Agreement is incorporated by reference to Exhibit (k)(7) of Amendment No. 18.

(k)(8)	Amendment Five to Services Agreement is incorporated by reference to Exhibit (k)(8) of Amendment No. 18.
(k)(9)	Amendment Six to Services Agreement is incorporated by reference to Exhibit (k)(9) of Amendment No. 18.
(k)(10)	Amendment Seven to Services Agreement is incorporated by reference to Exhibit (k)(10) of Amendment No. 18.
(l)	Not Applicable
(m)	Not Applicable
(n)	Not Applicable
(o)	Not Applicable

(p)	Not Applicable

(q)	Not Applicable

(r)(1)	Code of Ethics of the Registrant, as revised December 14, 2023, is incorporated by reference to Exhibit (r)(1) of Amendment No. 19 to the Registration Statement, filed on April 1, 2024 (“Amendment No. 19”).

(r)(2)	Code of Ethics of Macquarie Wealth Advisers (formerly, Central Park Advisers, LLC) is incorporated by reference to Exhibit (r)(2) of Amendment 20 to the Registration Statement, filed on September 12, 2024 (“Amendment No. 20”)

*       Filed herewith.

Item 26. Marketing Arrangements: Not Applicable.

Item 27. Other Expenses of Issuance and Distribution:*

Legal fees

Blue Sky fees

Printing

Miscellaneous

Total

* Incorporated by reference to Amendment No. 1 to the Registration Statement, filed on January 11, 2013.

Item 28. Persons Controlled by or Under Common Control with Registrant:

No person is directly or indirectly under common control with the Registrant, except that the Registrant may be deemed to be controlled by Macquarie Wealth Advisers, LLC, the adviser of the Registrant (the “Adviser”). Information regarding the ownership of the Adviser is set forth in its Form ADV as filed with the Securities and Exchange Commission (the “SEC”) (File No. 801-67480), and is incorporated herein by reference.

Item 29. Number of Holders of Securities as of September 30, 2025:

Title of Class	Number of Record Holders
Class A Units of Beneficial Interest	2,843
Class I Units of Beneficial Interest	2,062

Item 30. Indemnification:

Reference is made to Section 3.7 of the Registrant’s Second Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”), filed as Exhibit (a)(4) to Amendment No. 6, and to Paragraph 7 of the Registrant’s Investment Advisory Agreement (the “Investment Advisory Agreement”), filed as Exhibit (g) to Amendment No. 18. The Registrant hereby undertakes that it will apply the indemnification provisions of the LLC Agreement and the Investment Advisory Agreement in a manner consistent with Release 40-11330 of the SEC under the Investment Company Act of 1940, as amended (the “1940 Act”), so long as the interpretation therein of Sections 17(h) and 17(i) of the 1940 Act remains in effect.

The Registrant maintains insurance on behalf of any person who is or was an independent director, officer, employee or agent of the Registrant against certain liability asserted against and incurred by, or arising out of, his or her position. However, in no event will the Registrant pay that portion of the premium, if any, for insurance to indemnify any such person for any act for which the Registrant itself is not permitted to indemnify.

Item 31. Business and Other Connections of Investment Adviser:

A description of any other business, profession, vocation, or employment of a substantial nature in which the investment adviser of the Registrant, and each member, director, executive officer, or partner of any such investment adviser, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of member, trustee, officer, employee, partner or director, is set forth in the Confidential Memorandum in the section entitled “Management of the Fund.” Information as to the members and officers of the Adviser is included in its Form ADV as filed with the SEC (File No. 801-67480), and is incorporated herein by reference.

Item 32. Location of Accounts and Records:

SS&C Technologies, Inc., and its affiliates, Global Investor and Distribution Solutions. and ALPS Fund Services, Inc., serve as the Registrant’s administrator, and maintain certain required accounting related and financial books and records of the Registrant at 430 W. 7th Street, Kansas City, Missouri 64105-1594 and 1290 Broadway, Suite 1100, Denver, Colorado 80203. The other required books and records are maintained by Macquarie Wealth Advisers, LLC at 660 Fifth Avenue, New York, New York 10103.

Item 33. Management Services: Not Applicable.

Item 34. Undertakings: Not Applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of January 2026.

CPG CARLYLE COMMITMENTS FUND, LLC

By:	/s/ Alex Lee
Alex Lee
President

EXHIBIT INDEX

None